Exhibit 10.4

Certification of Termination of Agreement

The undersigned certify that the undersigned are Nasser Bouslihim, individually (“Designer”) and the President of Toucan Interactive Corp. (“Toucan”), respectively, and as such the undersigned are authorized to execute this Certificate in his personal capacity and on behalf of Toucan, respectively.

1.          Designer and Toucan entered into a web design service agreement, orally or in writing, on or around April 15th, 2014 (the “Agreement”).

2.          The Agreement has been terminated in accordance with the terms of the Agreement as of April 22, 2016, and neither party has any claims against the other party that arise out of the Agreement and the transactions hereunder.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 22nd day of April, 2016.

Toucan Interactive Corp.

By:
Name:	Mikhail Bukschpan
Title:	President

DESIGNER

Nasser Bouslihim